Exhibit 5.1

Nicholas J. Chulos Executive Vice President, Chief Legal Officer and Corporate Secretary	8750 W. Bryn Mawr Avenue, Suite 1300 Chicago, Illinois 60631 Direct Dial: 773.765.7499 Email: nick.chulos@oldnational.com

January 29, 2025

Old National Bancorp
One Main Street

Evansville, Indiana 47708

Ladies and Gentlemen:

The undersigned serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National Bancorp, an Indiana corporation (the “Company”), and is providing this opinion in connection with the Company’s registration statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”). The Registration Statement registers shares of common stock of the Company, no par value per share (the “Shares”), to be issued in connection with the Agreement and Plan of Merger dated as of November 25, 2024 (the “Merger Agreement”), by and among the Company, Bremer Financial Corporation (“Bremer”) and ONB Merger Sub, Inc. (“ONB Merger Sub”). Under the Merger Agreement, ONB Merger Sub will first merge with and into Bremer (the “First Step Merger”), with Bremer as the surviving corporation in the First Step Merger as a wholly-owned subsidiary of the Company. Immediately following the First Step Merger, and as part of a single, integrated transaction, Bremer will merge with and into the Company (the “Second Step Merger” and together with the First Step Merger, the “Mergers”), with the Company as the surviving corporation in the Second Step Merger. The Shares consist of shares of common stock to be issued pursuant to the Merger Agreement in exchange for shares of Bremer’s Class A and Class B common stock issued and outstanding at the effective time of the Mergers.

In connection with the preparation and rendering of the opinion set forth herein, I have examined the following documents:

1.	an executed copy of the Merger Agreement;

2.	the Registration Statement;

3.	the Company’s Amended and Restated Articles of Incorporation, as currently in effect;

4.	the Company’s Amended and Restated By-Laws, as currently in effect;

5.	resolutions adopted by the Board of Directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares; and

6.	such other documents, certificates and corporate records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination of the above, I have assumed that all documents, certificates and corporate records have been duly authorized, executed and delivered by the parties thereto, that the signatures thereon are genuine and that the signatories thereof had the legal capacity to execute the same, other than with respect to the Company, and that copies of all such documents, certificates and corporate records conform to the originals thereof.

In addition, in connection with the opinion expressed herein, I have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded, and that the Mergers shall have become effective under the laws of the State of Indiana and consummated in accordance with the terms of the Merger Agreement.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Act, the Shares, when duly issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Act.

I am a member of the Bar of the State of Indiana and the foregoing opinion is limited to the federal laws of the United States of America and the laws of the State of Indiana, as set forth in the Indiana Business Corporation Law, all as in effect on the date hereof. I am expressing no opinion as to the effect of the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President,
Chief Legal Officer and Corporate Secretary

2